Exhibit 99.1


News Release

         Biophan to Acquire Rights to Proprietary Cardiac Assist Device
                      Technology Developed by MYOTECH, LLC

       Company to Establish Cardiovascular Division to Capitalize on High
             Growth in $28 Billion Cardiovascular Device Opportunity



Rochester, NY--September 13, 2005--Biophan Technologies, Inc. (OTCBB:BIPH), a developer of next-generation biomedical technology, announced today that it has entered into a Letter of Intent with MYOTECH to direct the development, regulatory approval, and marketing of MYOTECH's MYO-VAD(TM) cardiac assist technology. Under the terms of the Letter, Biophan will also direct all future MYOTECH development programs. In addition, Biophan has acquired a substantial minority interest with the right to acquire a controlling interest in MYOTECH.

This relationship will enable MYOTECH to accelerate the development of all of its proprietary cardiac assist technologies for introduction into the fast-growing $28 billion worldwide market opportunity for cardiac devices. Biophan will provide its substantial expertise to the development of the technology and to its introduction into the marketplace. Biophan will assist MYOTECH in achieving significant licensing and strategic relationships with leading medical device manufacturers.

"This new relationship with MYOTECH represents one of Biophan's most significant business achievements to date in terms of future revenue opportunity and prospective earnings," said Michael Weiner, CEO of Biophan. "Under the terms of the Letter of Intent reached today, Biophan and MYOTECH will cooperate to develop MYOTECH's next-generation ventricular assist device or (VAD). VADs are an important part of the rapidly growing cardiac assist device market, which is projected to be the largest growing medical device market segment over the next five years."

The MYO-VAD is the first in a family of products based upon Direct Mechanical Ventricular Actuation (DMVA) technology. It consists of a flexible polymer cup which fits around the heart, coupled to a drive unit, which pumps the heart to restore blood flow. By not coming into direct contact with circulating blood, this VAD promises to provide substantial advantages over today's devices by eliminating most of the serious and potentially fatal problems associated with today's VADs, including clotting/stroke, bleeding, and infection. Due to its simple insertion and removal, anticipated lower rates of complication, and lower device cost, the MYO-VAD is expected to provide a significant reduction in the cost of treating heart failure patients. This promises to extend the physician's ability to treat heart failure and help save thousands of lives.

"Biophan will bring to MYOTECH its core competencies in the implantable and interventional device markets. Biophan's experience and knowledge will assist MYOTECH in the development and marketing of its proprietary ventricular assist device technology," said Mr. Weiner.

"A previous version of the technology has been installed in over 700 animals and

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helped to save human lives in emergency-use situations," explained Mr. Weiner.
"It is an exciting technology that MYOTECH has substantially improved. While existing VADs usually address only one aspect of heart failure, typically by assisting the emptying of the left ventricle only, the MYO-VAD is designed to provide support for both filling and emptying each of the right and left ventricles. This is a critically important capability since many forms of heart failure affect more than simply emptying the left ventricle. We believe this broad range of capability will extend the potential uses of this device in treating many forms of both acute and chronic heart failure, including congestive heart failure."

Conventional VADs take from 45 minutes to several hours to install at specialized transplant or cardiac care facilities. The MYO-VAD can be installed in approximately three minutes with a small incision. This procedure could potentially be performed in life-saving emergency situations at most hospitals by general surgeons. This provides the potential to extend the VAD market well beyond the small number of transplant and specialized cardiac centers today.

MYOTECH's proprietary technology is protected by a broad intellectual property portfolio. This is consistent with Biophan's intellectual property strategy and business model.

An informational video about MYO-VAD may be viewed online by visiting http://www.biophan.com/myo-vad/.

"Biophan has had confirmation of interest in this technology from several large biomedical device companies," said Mr. Weiner. Because we are familiar with the MYO-VAD business opportunity through our work with MYOTECH over the last several years, our integration of the two companies is expected to be smooth and effective. Biophan has been managing R&D for MYOTECH on a contract basis, reducing Biophan's ongoing operating cost and gaining familiarity with the MYO-VAD market opportunity."

About Biophan Technologies


Biophan develops and markets cutting-edge technologies designed to make biomedical devices safe and image compatible with the magnetic resonance imaging
(MRI) environment. The Company develops technologies that enable implanted medical systems such as pacemakers, interventional surgical devices such as catheters and guidewires, and devices such as stents to be safely and effectively imaged under MRI. Biophan is developing these same technologies to provide new MRI contrast agents. Other applications include drug delivery and power systems derived from body heat. Four Biophan technologies include advances in nanotechnology and thin film coatings. Committed to growth through innovation and developmental leadership, Biophan and its licensors now hold a total of 144 U.S. patents, licenses, or applications. This total includes 41 issued U.S. patents, 9 recently-allowed applications that will issue as patents in the near future, and 94 pending applications at various stages of examination at the U.S. Patent and Trademark Office, plus international applications. The patents cover areas including nanotechnology (nanomagnetic particle coatings), medical device designs, radio frequency filters, polymer composites, thermoelectric materials for batteries generating power from body heat, and photonics. Biophan has joint development and licensing agreements with Boston Scientific (NYSE: BSX - News) and NASA's Ames Center for Nanotechnology. Biophan's goal is to make all biomedical devices capable of safely and successfully working with MRI, and delivering other technologies which will improve quality of life. For more information, please visit www.biophan.com.


About MYOTECH, LLC


MYOTECH, LLC, is a privately-held medical technology development company, formed in 2003 to commercialize a family of medical products based upon Direct Mechanical Ventricular Actuation ("DMVA") cardiac assist technology. This technology has permitted the development of minimally invasive heart assist devices that promise to provide more effective treatment for patients with many types of heart failure. MYOTECH has relationships with leading physicians and medical institutions. They have assisted MYOTECH in both research and planning. MYOTECH has several pending patents pertaining to the DMVA technology.


Cautionary Statement Regarding Forward-Looking Statements

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Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what Biophan anticipates, expects, or believes may happen in the future. Biophan's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: Biophan's ability to develop its technologies; the approval of Biophan's patent applications; the successful implementation of Biophan's research and development programs; the ability of Biophan to demonstrate the effectiveness of its technology; the acceptance by the market of Biophan's technology and products incorporating such technology, the ability of Biophan to effectively negotiate and enter into contracts with medical device manufacturers for the licensing of Biophan's technology; competition; the ability of Biophan to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in Biophan's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Biophan's periodic filings with the SEC which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and Biophan undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


--------------------
Contact:

     Biophan Technologies, Inc.
     Carolyn Hotchkiss, 585-214-2407
     or
     Press Interviews:
     Jennifer Gould, 212-843-8037